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                                                                   EXHIBIT 24.01

                               POWER OF ATTORNEY
                       EDUCATION MANAGEMENT CORPORATION


     KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned Directors and/or Officers of Education Management Corporation (the "Corporation"), a Pennsylvania corporation, hereby names, constitutes and appoints Robert T. McDowell, Frederick W. Steinberg and Kathleen Clover, or each of them, with full power of substitution, such person's true and lawful attorney-in-fact and agent to execute in such person's name, place and stead, in any and all capacities,
(i) a Registration Statement on Form S-8 (or other appropriate form) under the Securities Act of 1933, as amended, of 1,000,000 shares of the Corporation's Common Stock, par value $.01 per share, to be issued in connection with the Corporation's 1996 Stock Incentive Plan, as amended; and (ii) a Registration Statement on Form S-8 (or other appropriate form) under the Securities Act of 1933, as amended, of such number of shares of the Corporation's Common Stock, par value $.01 per share, as may be required to be issued in connection with options to be granted pursuant to the terms of the Agreement and Plan of Merger among the Corporation, HAC Inc. and Argosy Education Group, Inc. dated as of July 9, 2001; and to execute such Registration Statements in such person's name, place and stead and any and all amendments to said Registration Statements.
Such persons hereby ratify and confirm all that said attorney-in-fact shall lawfully do or cause to be done by virtue hereof.

     Witness the due execution hereof by the following persons in the capacities indicated as of this November 8, 2001.


        Signature                Capacity                         Date
        ---------                --------                         ----


/s/ Robert B. Knutson           Chairman of the Board           November 8, 2001
------------------------        and Chief Executive Officer;
Robert B. Knutson               Director


/s/ Robert T. McDowell          Executive Vice President        November 8, 2001
------------------------        and Chief Financial
Robert T. McDowell              Officer


/s/ Robert P. Gioella           President and Chief             November 8, 2001
------------------------        Operating Officer; Director
Robert P. Gioella


/s/ John R. McKernan, Jr.       Vice Chairman; Director         November 8, 2001
-------------------------
John R. McKernan, Jr.


/s/ Robert H. Atwell            Director                        November 8, 2001
--------------------
Robert H. Atwell


/s/ James J. Burke, Jr.         Director                        November 8, 2001
-----------------------
James J. Burke, Jr.


/s/ William M. Campbell, III    Director                        November 8, 2001
----------------------------
William M. Campbell, III


/s/ Albert Greenstone           Director                        November 8, 2001
---------------------
Albert Greenstone


/s/ Miryam L. Knutson           Director                        November 8, 2001
---------------------
Miryam L. Knutson


/s/ James S. Pasman, Jr.        Director                        November 8, 2001
------------------------
James S. Pasman, Jr.


/s/ Daniel M. Fitzpatrick       Vice President and              November 8, 2001
-------------------------       Controller
Daniel M. Fitzpatrick